UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2008

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2008, Harvest Natural Resources, Inc. (the "Company") filed an 8-K announcing the election of Mr. Stephen C. Haynes as the Company's Vice President and Chief Financial Officer effective May 19, 2008 (see Item 5.02 of the Current Report on Form 8-K filed May 1, 2008). This amendment to that Form 8-K presents the specifics of Mr. Haynes employment agreement, which was incomplete on May 1, 2008.

The Company has now entered into an Employment Agreement (the "Employment Agreement") with Mr. Haynes. The Employment Agreement provides for the payment to Mr. Haynes of a base salary of $235,000 a year. Mr. Haynes will be eligible for annual bonus awards at the discretion of the Company’s Board of Directors.

The Employment Agreement has an initial term, which is automatically extended for one year upon each anniversary, unless a one year notice not to extend is given by the executive or the Company. The initial term of the Employment Agreement is through May 31, 2009. The Employment Agreement also provides Mr. Haynes with a stock option grant for 50,000 shares of the Company’s common stock which vests over a three year period, and 20,000 restricted shares of the Company’s common stock with a three year restriction period.

The Employment Agreement provides that if Mr. Haynes is terminated without cause or notice, or resigns for good reason, then he will be entitled to the following benefits: (i) an amount equal to two years base salary; (ii) an amount equal to two years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iii) the remaining restriction period of any restricted stock awards will lapse; (iv) any outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term; and (v) Mr. Haynes will be reimbursed for up to $20,000 of outplacement services.

The Employment Agreement also provides that in the event of a change of control of the Company and the termination of Mr. Haynes’s employment without cause or for good reason within 240 days before or 730 days after a change of control, Mr. Haynes will be entitled to the following benefits: (i) an amount equal to two years base salary; (ii) an amount equal to two times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus); (iii) an amount equal to two years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iv) the remaining restriction period of any restricted stock awards will lapse; (v) vesting of all outstanding stock options which shall remain exercisable for the shorter of 12 months or the remaining term; (vi) continuation of accident, life, disability, dental and health benefits for two years; (vii) Mr. Haynes will be reimbursed for up to $20,000 of outplacement services and, (viii) reimbursement for any excise tax on the above benefits.

In consideration of the benefits provided under the Employment Agreement, Mr. Haynes agrees to protect the Company’s trade secrets and, during the period of employment and for two years thereafter, to not disclose proprietary and confidential information or to compete with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

July 17, 2008	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President, General Counsel and Corporate Secretary